Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 2016 relating to the consolidated financial statements, which appears in Adamas Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
March 17, 2016